UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Verastem, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Verastem, Inc.

117 Kendrick Street, Suite 500

Needham, MA 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Verastem, Inc. (the “Company” or “Verastem”) will be held on Thursday, May 22, 2025, at 9:00 a.m. Eastern Time, at the Company’s offices, 117 Kendrick Street, Suite 500, Needham, Massachusetts 02494.

Proxy materials, which include a Proxy Statement and proxy card, accompany this letter. The enclosed proxy statement is first being made available to stockholders of Verastem, Inc. on or about April 8, 2025. At the Annual Meeting, you will be asked to consider and vote:

1)	To elect John Johnson, Michael Kauffman, and Eric Rowinsky as Class I directors, each for a three-year term;
2)	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025;
3)	To conduct an advisory vote on the compensation of our named executive officers;
4)	To consider and act upon any other business properly coming before the Annual Meeting or at any adjournment or postponement thereof.

Each outstanding share of the Company’s common stock (Nasdaq: VSTM) entitles the holder of record at the close of business on March 25, 2025, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED IN THESE MATERIALS. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON AT THE MEETING, EVEN IF YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

By Order of the Board of Directors

/s/ Daniel W. Paterson
Daniel W. Paterson
President and Chief Executive Officer
April 8, 2025

Verastem, Inc.

117 Kendrick Street, Suite 500

Needham, MA 02494

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 22, 2025 at 9:00 am Eastern Time

GENERAL INFORMATION

What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?

The Securities and Exchange Commission (the “SEC”) rules allow companies to furnish proxy materials, including this proxy statement and our 2024 Annual Report on Form 10-K, by providing access to these documents on the internet instead of mailing printed copies of our proxy materials to stockholders. On or about April 8, 2025, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions for accessing proxy materials on a website, for requesting, free of charge, electronic or printed copies of the proxy materials and how to submit a proxy electronically using the internet.

If you want a paper copy of the proxy materials for the Annual Meeting and for all future meetings, please follow the instructions in the Notice for requesting such materials. The electronic delivery option lowers costs and reduces the environmental impact of printing and distributing the materials.

How can I access the proxy materials over the internet?

You may view and download our proxy materials, including our 2024 Annual Report on Form 10-K, at https://materials.proxyvote.com/92337C. Please see the instructions below regarding how to submit your vote.

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

Our Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about April 8, 2025. You are receiving these proxy materials in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting.

Who is soliciting my vote?

The Board of Directors is soliciting your vote for the Annual Meeting.  We have also engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and information support.

When is the record date for the Annual Meeting?

The Board of Directors has fixed the record date for the Annual Meeting as of the close of business on March 25, 2025 (the “Record Date”).

How many votes can be cast by all stockholders?

A total of 51,489,998 shares of common stock of the Company were outstanding on March 25, 2025, and are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

●	By Internet. Access the website at www.proxyvote.com and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted, or your internet vote cannot be completed and you will receive an error message.

●	By Telephone. Call 1-800-690-6903 toll-free and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted, or your telephone vote cannot be completed.
●	By Mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the election as directors of each of the nominees named herein to the Board of Directors, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and FOR approval of the advisory vote on the compensation of our named executive officers, and will be voted according to the discretion of the proxy holders named in the proxy card upon any other business that may properly be brought before the Annual Meeting and at all adjournments and postponements thereof.
●	In person at the Annual Meeting. If you attend the Annual Meeting, be sure to bring a form of personal photo identification with you, and you may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

●	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
●	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
●	In Person at the Annual Meeting. If you attend the Annual Meeting, in addition to photo identification, you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the Record Date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Annual Meeting.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal No. 1: FOR election of each of the three Class I directors.

Proposal No. 2: FOR ratification of selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Proposal No. 3: FOR approval of the advisory vote on the compensation of our named executive officers.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxy holders, may attend the Annual Meeting. If you hold your shares in street name, then you must request a legal proxy from your broker or nominee to attend or vote at the Annual Meeting.

Will I be able to ask questions at the Annual Meeting?

Our management team will attend the Annual Meeting and be available for questions, and we are committed to answering all questions relevant to the purpose of the Annual Meeting we receive during the Annual Meeting. We will address as many questions during the Annual Meeting as time permits. Only questions that are relevant to the purpose of the Annual Meeting or our business will be answered.

Who pays the cost for soliciting proxies?

Verastem will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Verastem may solicit proxies by mail, personal interview, telephone, or via the internet through its officers, directors and other management employees, who will receive no additional compensation for their services.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Chief Financial Officer of the Company in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility, or by attending the Annual Meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (i.e., shares represented at the Annual Meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

What vote is required to approve each item?

Proposal No. 1 — Election of Directors: Directors are elected by a plurality of votes cast. Because there is no minimum vote required, votes withheld and broker non-votes will have no direct effect on the outcome of this proposal.

Proposal No. 2 — Ratification of Ernst & Young LLP: A majority of votes cast is necessary for ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Banks, brokers and other nominees are expected generally to have discretionary authority to vote on this proposal; thus, we do not expect any broker non-votes on this proposal.

Proposal No. 3 — Advisory Vote on the Compensation of our Named Executive Officers: Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this annual advisory vote, and the Compensation Committee of the Board of Directors, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will have no direct effect on the results of those deliberations.

If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting, unless you withdraw or revoke your proxy.

Each of the election of directors (Proposal No. 1) and the advisory vote on the compensation of our named executive officers (Proposal No. 3) is not considered to be “routine” matters, and brokers are not permitted to vote on these matters if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. Although the determination of whether a nominee will have discretionary voting power for a particular proposal is typically determined only after proxy materials are filed with the SEC, we expect that the ratification of our independent registered public accounting firm (Proposal No. 2) will considered to be a “routine” matter, and hence your broker will be able to vote on Proposal No. 2 even if it does not receive instructions from you, so long as it holds your shares in its name. Accordingly, if your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote your shares, your broker will be entitled to exercise discretion to vote your shares only on the ratification of our independent registered public accounting firm, but your broker may not exercise discretion to vote on the other proposals.

Could other matters be decided at the Annual Meeting?

Verastem does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Daniel Calkins, Chief Financial Officer at (781) 292-4200 or e-mail at investors@verastem.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY MAY 22, 2025

This Proxy Statement and our 2024 Annual Report on Form 10-K are available, free of charge, at https://materials.proxyvote.com/92337C

FORWARD-LOOKING STATEMENTS

These proxy materials contain forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These statements are based on our current expectations and involve risks and uncertainties. Forward-looking statements include, without limitation, statements regarding our ability and effectiveness of our strategies to attract, motivate and retain executives and our expectations that our stockholders will support certain recommendations of our Board of Directors. No forward-looking statement can be guaranteed and actual results may differ materially from those stated or implied by forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, except as required under applicable law. Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, particularly those mentioned under the “Risk Factors” heading of our 2024 Annual Report on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SPECIAL NOTE

On May 31, 2023, we effected a 1-for-12 reverse stock split of our issued and outstanding common stock, par value $0.0001. As a result of the reverse stock split, every 12 shares of issued and outstanding common stock were automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. No fractional shares were issued as a result of the reverse stock split. Stockholders who would otherwise have been entitled to a fractional share of common stock were entitled to receive a price equal to the closing price of the common stock on the Nasdaq Capital Market on the date immediately preceding the effective time of the reverse stock split, as adjusted by the ratio of one share of common stock for every twelve shares of common stock, multiplied by the applicable fraction of a share. Unless otherwise indicated, all historical share and per share amounts for periods prior to the reverse stock split in this proxy statement have been adjusted to reflect the reverse stock split. Proportionate adjustments were made to the per share exercise price and the number of shares of common stock that may be purchased upon exercise of outstanding stock options, and the number of shares of common stock reserved for future issuance under our equity incentive compensation plans.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with the Company’s Certification of Incorporation and bylaws, the Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. John Johnson, Michael Kauffman and Eric Rowinsky are the Class I directors whose terms expire at the Annual Meeting. Mr. Johnson and Drs. Kauffman and Rowinsky been nominated for and have agreed to stand for re-election to the Board of Directors, each to serve as Class I director of the Company until the 2028 annual meeting of stockholders and until their successor is duly elected.

It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of the nominees listed above as director nominee. Verastem has no reason to believe that the nominees will be unable to serve. In the event that the nominee is unexpectedly not available to serve, subject to compliance with applicable state and federal laws, including the filing of an amended proxy statement and proxy card, as applicable, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Information relating to the nominees for election as director and for each continuing director, including his or her period of service as a director of Verastem, principal occupation and other biographical material is shown below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR EACH

OF THE NOMINEES FOR CLASS III DIRECTOR

(PROPOSAL NO. 1 ON YOUR PROXY CARD)

Director Biographies

The following information regarding our directors is as of March 25, 2025, except as otherwise indicated. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

Class I Director Nominees

John Johnson, age 67, is a Class I director who has served as a member of our Board of Directors since April 2020. Effective December 20, 2024, Mr. Johnson became the Executive Chairman of Applied Therapeutics. Mr. Johnson has served as a member of the board of directors of Reaction Biology, a privately held company, since March 2022, and served as that company’s Chief Executive Officer from March 2022 until December 2024 and resigned as Chief Executive Officer but remains on the board effective December 2024. Mr. Johnson was the Chief Executive Officer of Strongbridge Biopharma plc, a publicly traded biopharmaceutical company, from July 2020 until the company was acquired by Xeris Biopharma Holdings, Inc. in October 2021 and he currently sits on the board of directors of Xeris Biopharma Holdings, Inc. Mr. Johnson was a member of Strongbridge Biopharma Plc’s board of directors from March 2015 until October 2021. Mr. Johnson recently served as chairman of publicly traded company Autuolus Therapeutics plc from September 2022 through April 1, 2024. Mr. Johnson served as a board member of Melinta Pharmaceuticals, Inc. through September 2019, having served as Chief Executive Officer from February 2019 through August 2019 and as interim Chief Executive Officer from October 2018 through February 2019. Melinta Pharmaceuticals, Inc. filed for Chapter 11 bankruptcy protection on December 27, 2019 and is now privately owned. From January 2012 until August 2014, Mr. Johnson served as the President and Chief Executive Officer of Dendreon Corporation and as its Chairman from January 2012 until June 2014. From January 2011 until January 2012, he served as the Chief Executive Officer and a member of the board of Savient Pharmaceuticals, Inc. From November 2008 until January 2011, Mr. Johnson served as Senior Vice President and President of Eli Lilly and Company’s Oncology unit. He was also Chief Executive Officer of ImClone Systems Incorporated, which develops targeted biologic cancer treatments, from August 2007 until November 2008, and served on ImClone’s board of directors until it was acquired by Eli Lilly in November 2008. From 2005 to 2007, Mr. Johnson served as Company Group Chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit, President of its Ortho Biotech Products LP and Ortho Biotech Canada units from 2003 to 2005, and Worldwide Vice President of its CNS, Pharmaceuticals Group Strategic unit from 2001 to 2003. Prior to joining Johnson & Johnson, he also held several executive positions at Parkstone Medical Information Systems, Inc., OrthoMcNeil Pharmaceutical Corporation and Pfizer, Inc. Mr. Johnson currently serves on the board of directors of Axogen Inc., a publicly traded company. Mr. Johnson is the former Chairman of Tranzyme Pharma, Inc., former lead independent director of Sucampo Pharmaceuticals, Inc. and a former director of Histogenics Corporation, AVEO Pharmaceuticals, Inc. and Portola Pharmaceuticals, Inc. He previously served as a member of the board of directors for the Pharmaceutical Research and Manufacturers of America and the Health Section Governing Board of Biotechnology Industry Organization. Mr. Johnson holds a B.S. from the East Stroudsburg University of Pennsylvania. Mr. Johnson brings to our Board of Directors extensive leadership, business and governance experience having served as a chief executive officer and on the board of directors of numerous public biopharmaceutical companies. The Board of Directors believes Mr. Johnson’s strong leadership qualities and industry knowledge position him well to provide valuable insights to both management and his fellow board members on issues facing the Company.

Michael Kauffman M.D., Ph.D. age 61, is a Class I director who has served as a member of our Board of Directors since November 2012 and our Lead Director since June 2016. He currently serves as Chief Executive Officer, president and board member of Nereid Therapeutics Inc. Dr. Kauffman was the cofounding Chief Executive Officer and acting Chief Medical Officer of Karyopharm Therapeutics Inc., a publicly traded commercial stage biotechnology company, from January 2011 to April 2021 and senior clinical advisor from May 2021 to May 2022. Prior to this, Dr. Kauffman was the Chief Medical Officer of Onyx Pharmaceuticals, Inc., a publicly traded biotechnology company, from November 2009 until December 2010. Dr. Kauffman was the Chief Medical Officer of Proteolix, Inc., a privately held pharmaceutical company, from April 2009 until November 2009, when it was acquired by Onyx Pharmaceuticals, Inc., and he was Chairman of the Board of Proteolix prior to becoming the Chief Medical Officer. Dr. Kauffman was an Operating Partner at Bessemer Venture Partners from 2008 to 2009. From September 2002 until July 2008, Dr. Kauffman was the President and Chief Executive Officer of EPIX Pharmaceuticals, Inc., a publicly traded biotechnology company. Dr. Kauffman joined Predix Pharmaceuticals, Inc., the predecessor to EPIX, in September 2002, as President and Chief Executive Officer. From 1997 to 2002, he held a number of senior medical and program leadership positions at Millennium Pharmaceuticals, Inc., then a publicly traded biotechnology company, including Vice President, Medicine and VELCADE Program Leader as well as co-founder and Vice President of Medicine at Millennium Predictive Medicine, a wholly-owned subsidiary of Millennium. Dr. Kauffman also served as Medical Director at Biogen Corporation (now Biogen, Inc., a publicly traded biotechnology company). He also currently serves on the board of directors of Kezar Biosciences amd several private biotechnology companies. Dr. Kauffman previously served on the board of directors of Karyopharm Therapeutics, Inc., Zalicus, Inc., EPIX Pharmaceuticals, Inc., Predix Pharmaceuticals Inc. and Proteolix Inc., and Bioenvision Inc. Dr. Kauffman received an M.D. and Ph.D. in molecular biology and biochemistry from Johns Hopkins University and holds a B.A. in biochemistry from Amherst College. Dr. Kauffman trained in Internal Medicine at Beth Israel Deaconess and rheumatology at Massachusetts General Hospitals, and is board certified in internal medicine. The Board of Directors believes that Dr. Kauffman’s qualifications to sit on the Board include the combination of his significant business, clinical development and leadership experience at public life sciences companies and his medical and scientific background.

Eric Rowinsky, M.D., age 68, is a Class I director who has served as a member of our Board of Directors since May 2017. Since 2016, Dr. Rowinsky has served as a consulting Chief Medical Officer and/or independent advisor/consultant to several biopharmaceutical companies, including Biocity, Nectin, Biovetrx, Antido, RRD, Vaxxas, and Everest, providing expertise in developing and registering a novel cancer therapeutics. From July 2021 to March 2023, Dr. Rowinsky served as a parttime Chief Medical Officer of Hummingbird Biotherapeutics, a life-science company. From 2015 to 2023, Dr. Rowinsky served as Executive Chairman of the board of directors and President of Inspira, Inc. (formerly Rgenix, Inc) and is currently serving as its President, Chairman of the Scientific Advisory Board, and Director. Dr. Rowinsky served as Executive Vice President, Chief Medical Officer and Head of Research and Development of Stemline Therapeutics, Inc., a clinical-stage biopharmaceutical company, from November 2011 until October 2015. Prior to joining Stemline, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company, from June 2010 until its acquisition in September 2011. Dr. Rowinsky also served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems Inc., where he led the FDA approval of Erbitux for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center, including Director of the Institute of Drug Development, or IDD, and the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, Dr. Rowinsky was a Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at The Johns Hopkins University School of Medicine. Dr. Rowinsky was a longstanding National Cancer Institute principal and co-principal investigator from 1990 to 2004, and was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib, ramucirumab, tagraxofusp and temsirolimus among others. Dr. Rowinsky was also an Adjunct Professor of Medicine at New York University School of Medicine (2008-2018). Dr. Rowinsky presently serves on the boards of directors of the public companies Biogen Idec, Inc., Fortress Biosciences, Inc., and Purple Biotech Ltd. Dr. Rowinsky received a B.A. degree from New York University (1977) and an M.D. degree from Vanderbilt University School of Medicine (1981). Dr. Rowinsky completed his residency in internal medicine at the University of California, San Diego (1984) and completed his fellowship in medical oncology at The Johns Hopkins Oncology Center (1987). He has authored more than 315 peer-reviewed manuscripts, and serves as an editor of several cancer journals. The Board of Directors believes that Dr. Rowinsky’s qualifications to sit on the Board include his principal expertise is in the development and registration of novel therapeutics to treat cancer.

DIRECTORS NOT STANDING FOR ELECTION AT THE ANNUAL MEETING AND CONTINUING IN OFFICE

Paul Bunn, M.D., age 80, is a Class III director who has served as a member of our Board of Directors since June 2021. Dr. Bunn has served as Professor of Medicine at the University of Colorado School of Medicine since 1984 in progressive positions. Dr. Bunn has served as distinguished Professor of Medicine since 2013 and the James Dudley Chair in Cancer Research, Division of Medical Oncology since 2006 at the University of Colorado School of Medicine. Dr. Bunn has served as the Director of the University of Colorado Cancer Center from 1987 to 2009, and the Head of the Division of Medical Oncology from 1984 to 1994. Dr. Bunn was the President of American Society of Clinical Oncology (ASCO) and a member of its board of directors. Dr. Bunn has served as Chief Executive Officer, President, and member of the board of directors of the International Association for the Study of Lung Cancer (IASLC). Dr. Bunn was also the President of the American Association of Cancer Institutes (AACI) and has chaired the U.S. Food and Drug Administration’s Oncologic Drugs Advisory Committee. Dr. Bunn received a B.A. degree in biology from Amherst College and earned his M.D. degree from Weill Cornell Medical College. The Board of Directors believes that Dr.

Bunn’s qualifications to sit on the Board include his illustrious career dedicated to improving outcomes for cancer patients, along with his extensive experience in clinical research.

Robert Gagnon, age 50, is a Class II director who has served as a member of our Board of Directors since December 2022. Mr. Gagnon has been the Chief Financial Officer of Remix Therapeutics, Inc. since March 2023. Prior to this, Mr. Gagnon served as an Operating Partner at Gurnet Point Capital from October 2022 to March 2023. Prior to this, Mr. Gagnon served as our Chief Financial Officer from August 2018 to October 2022 in addition to serving as Chief Business Officer from June 2019 to October 2022. Prior to Verastem, Mr. Gagnon served as the Chief Financial Officer for Harvard Bioscience, Inc. From November 2013 to August 2018. From 2012 through 2013, Mr. Gagnon served as the Executive Vice President, Chief Financial Officer and Treasurer at Clean Harbors, Inc. Mr. Gagnon’s prior experience includes serving as Chief Accounting Officer and Controller at Biogen Idec, Inc., as well as a variety of senior positions at Deloitte & Touche, LLP, and PricewaterhouseCoopers, LLP. Mr. Gagnon presently serves on the boards of directors of the public companies Bone Biologics Corporation and Purple Biotech Ltd. Mr. Gagnon holds an M.B.A. from the MIT Sloan School of Management and a Bachelor of Arts degree in accounting from Bentley College. The Board of Directors believes that Mr. Gagnon’s qualifications to sit on the Board includes his significant financial, accounting and management expertise, as well as his experience within the pharmaceutical and biotechnology industries.

Anil Kapur, age 55, is a Class III director who has served as a member of our Board of Directors since October 2022. Mr. Kapur served as Executive Vice President, Corporate Strategy and Chief Commercial Officer of Geron Corporation from December 2019 to August 2024. Prior to joining Geron, Mr. Kapur was Chief Commercial Officer at Actinium Pharmaceuticals, Inc., a clinical stage biopharmaceutical company, from February 2018 to November 2019. From October 2016 until February 2018, Mr. Kapur was Vice President, Head of Early Assets, Biomarkers and External Innovation for Worldwide Oncology Commercialization at Bristol-Myers Squibb Company, a global biopharmaceutical company. Mr. Kapur served as Vice President, Global Head of Commercial and Portfolio Strategy at Baxalta, Incorporated, a biopharmaceutical company, in a newly created Oncology Division, from November 2015 until after its acquisition by Shire plc in July 2016. Before joining Baxalta, Mr. Kapur held marketing and sales leadership roles of increasing responsibility during his 15-year tenure at the Janssen Pharmaceutical Companies of Johnson & Johnson (Janssen). As Vice President, Commercial Leader, Hematology Franchise in Janssen’s Global Commercial Strategy Organization, he led the development and execution of commercial strategy and launch plans for in-market development, late development, and early pipeline assets, including imetelstat. Among Mr. Kapur’s most recognized achievements while at Janssen were the successful global launches of two transformational blockbuster hematology-oncology drugs, Imbruvica and Darzalex. Mr. Kapur presently serves on the board of directors of the public company Nurix Therapeutics, Inc. Mr. Kapur holds a Bachelor of Engineering from Birla Institute of Technology in India; an M.S. in Industrial Engineering from Louisiana Tech University; and an M.B.A. from the Fuqua School of Business at Duke University. The Board of Directors believes that Mr. Kapur’s qualifications to sit on the Board include his deep expertise in oncology and strong track record of product launch and commercial operations success.

Daniel Paterson, age 64, is a Class III director who has served as our Chief Executive Officer, and as a member of the Board of Directors since August 2023, our President since June 2019, in addition to serving as our Chief Operating Officer from December 2014 to July 2023, our Chief Business Officer from July 2013 to December 2014 and as our Vice President, Head of Corporate Development and Diagnostics from March 2012 until July 2013. Prior to joining us in March 2012, Mr. Paterson was a consultant in 2011. From 2009 through 2010, Mr. Paterson was the Chief Operating Officer of On-Q-ity. Mr. Paterson was the President and Chief Executive Officer of The DNA Repair Company from 2006 until 2009, when it was acquired by On-Q-ity. Previously, he held senior level positions at IMS Health, CareTools, OnCare, and Axion. Mr. Paterson holds a B.A. in Biology from Boston University, and attended the Northeastern University Graduate Pharmacology program. The Board of Directors believes that Mr. Paterson’s qualifications to sit on the Board include his extensive experience in oncology drug and diagnostic product development, regulatory strategy, business development and launch planning.

Michelle Robertson, age 58, is a Class III director who has served as a member of our Board of Directors since November 2021. Ms. Robertson is the Executive Vice President and Chief Financial Officer of Geron Corporation. Prior to joining Geron, Ms. Robertson served as Chief Financial Officer of Editas Medicine, Inc, a publicly traded company, since January 2020. Ms. Robertson previously served as the Chief Financial Officer of Momenta Pharmaceuticals, Inc. (“Momenta”), a publicly traded biotechnology company, from October 2018 until January 2020, and as Vice President,

Financial Planning and Analysis of Momenta from May 2017 to October 2018. From 2015 to 2016, Ms. Robertson was Vice President, Oncology Finance for Baxalta, Inc., a biopharmaceutical company, following its spin-off from Baxter International. From 2012 to 2015, Ms. Robertson served as Head of Financial Planning and Analysis and Operations Excellence at Ironwood Pharmaceuticals, Inc., and prior to that, held various Finance and Commercial Operations-leadership positions in the Oncology and Biosurgery divisions at Genzyme Corporation (now Sanofi Genzyme), a biotechnology company. Ms. Robertson received her B.S. in Finance from Bentley University. The Board of Directors believes that Ms. Robertson’s qualifications to sit on the Board include her significant financial, accounting and management expertise, as well as her experience within the pharmaceutical and biotechnology industries.

Brian Stuglik R.Ph., age 65, is a Class II director who served as our Chief Executive Officer from July 2019 through July 2023 and has served as a member of our Board of Directors since September 2017. Mr. Stuglik founded Proventus Health Solutions, LLC, a consulting company for pharmaceutical and biotechnology companies, in January 2016 and has over three decades of experience in U.S. and international pharmaceutical development, product strategy, and commercialization. Prior to founding Proventus Health Solutions, Mr. Stuglik served as the Vice President and Chief Marketing Officer for the oncology division of Eli Lilly and Company, from 2009 to December 2015. Mr. Stuglik currently serves on the board of directors of publicly traded Oncopeptides AB (STO: ONCO) and Puma Biotechnology, Inc. (Nasdaq: PBYI). Mr. Stuglik received a Bachelor of Science in Pharmacy from Purdue University The Board of Directors believes that Mr. Stuglik’s qualifications to sit on the Board include his extensive experience in pharmaceutical development, product strategy and commercialization.

Karin Tollefson, PharmD, age 58, is a Class II director who has served as a member of our Board of Directors since May 2023. Dr. Tollefson is currently Senior Vice President, Chief Oncology Medical Officer at Pfizer Inc., a publicly traded Pharmaceutical Company. Previously, she had been the Senior Vice President of Global Medical Affairs of Seagen Inc., a publicly traded biopharmaceutical company, since November 2021 and has been the Global Head of Medical Affairs since August 2019. Prior to this, Dr. Tollefson was the Vice President of Medical Affairs at Nektar Therapeutics, a publicly traded biopharmaceutical company, from May 2018 to August 2019. From 1992 until December 2017, Dr. Tollefson served in progressive leadership positions at Eli Lilly and Company, including Senior Director, Global Medical Affairs, Oncology Business Unit from June 2012 until December 2017 and Senior Director of Portfolio Project Management & Operations, Oncology Business Unit from January 2008 until June 2012, and multiple roles of progressive leadership from 1992 until her retirement in December 2017. Dr. Tollefson served on the board of directors of American Lung Association from 2013 to 2019 and served as a member of the Indiana Board of Trustees of The Leukemia and Lymphoma Society from 2013 to 2018. Dr. Tollefson completed her pre-pharmacy education at Kansas State University and received her doctorate in pharmacy from the University of Kansas in 1992. The Board of Directors believes that Dr. Tollefson’s qualifications to sit on the Board include her extensive experience in pharmaceutical development, product strategy and commercialization.

BOARD OF DIRECTORS AND ITS COMMITTEES

The following table describes which directors serve on each of the committees of the Board of Directors.

Nominating and
			Corporate	Research &
	Audit	Compensation	Governance	Development	Commercialization
Name	Committee	Committee	Committee	Committee	Committee
Paul Bunn, M.D.				X
Robert Gagnon
John Johnson		X	X
Anil Kapur	X	X			X
Michael Kauffman, M.D., Ph.D.	X	X		X
Daniel Paterson
Michelle Robertson	X(1)
Eric Rowinsky, M.D.			X	X
Brian Stuglik					X
Karin Tollefson, PharmD			X		X

(1)	Our Board of Directors has determined that Michelle Robertson is an “audit committee financial expert” as defined in the applicable SEC rules.

Director Independence

As required by the listing standards of The Nasdaq Capital Market (“Nasdaq”), the Board of Directors has affirmatively determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each of our directors and nominees for director other than Daniel Paterson, our President and Chief Executive Officer, Brian Stuglik, our former Chief Executive Officer, and Robert Gagnon, our former Chief Business and Financial Officer, is independent. To make this determination, our Board of Directors reviews all relevant transactions or relationships between each director and Verastem, its senior management and its independent registered public accounting firm. During this review, the Board considers whether there are any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. The Board consults with Verastem’s outside corporate counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Board Meetings and Attendance

The Board of Directors held eight meetings during the year ended December 31, 2024. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2024 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). We do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders. One member of our Board serving at the time attended our 2024 annual meeting of stockholders held on May 23, 2024 and the special meeting of stockholders held on January 17, 2024.

Board Committees

The Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance, Research and Development, and Commercialization Committees, each of which is comprised solely of independent directors with the exception of Mr. Stuglik serving on the Commercialization Committee, as described more fully below. Each committee operates pursuant to a written charter and each committee periodically reviews and assesses the adequacy of its charter. The charters for the Audit, Compensation, Nominating and Corporate Governance, Research and Development, and Commercialization Committees are all available on the Company’s website at https://investor.verastem.com under “Investors—Corporate Governance” section.

Audit Committee

Ms. Robertson is the chair and Mr. Kapur and Dr. Kauffman are the other members of the Audit Committee. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each current and proposed member of the Audit Committee is “independent” within the meaning of the rules and regulations of Nasdaq and the SEC. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that Ms. Robertson is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

The primary responsibilities of the Audit Committee include: (a) appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm, (b) overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm, (c) reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures, (d) monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics, (e) overseeing our risk assessment and risk management policies, (f) meeting independently with our independent registered public accounting firm and management, (g) reviewing and approving or ratifying any related person transactions, (h) overseeing our compliance program, processing any complaints and assisting in conducting internal and external investigations if necessary, (i) preparing the audit committee report required by SEC rules, and (j) performing an annual self-evaluation of its own performance. All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by the Audit Committee. Our Audit Committee also has primary responsibility for oversight of cybersecurity.

During the year ended December 31, 2024, the Audit Committee met four times. The report of the Audit Committee is included in this proxy statement under “Audit Committee Report.”

Compensation Committee

Dr. Kauffman is the chair and Messrs. Johnson and Kapur are the other members of the Compensation Committee. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each member of the Compensation Committee is “independent” within the meaning of the rules and regulations of Nasdaq. In addition, each member is a “non-employee director” within Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The primary responsibilities of the Compensation Committee include: (a) annually reviewing and approving corporate goals, objectives and recommendations to the Board of Directors relevant to the compensation of executive officers, (b) overseeing the evaluation of Company’s senior executives, (c) overseeing an annual review by the Board on succession planning for senior executives, (d) overseeing and administering our cash and equity incentive plans, (e) reviewing and making recommendations to the Board of Directors with respect to director compensation, and (f) performing an annual self-evaluation of its own performance.

The Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consultant, to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. Although the Board of Directors and Compensation Committee consider the advice and recommendation of independent compensation consultants as to our executive compensation program, the Board of Directors and Compensation Committee ultimately make their own decisions about these matters.

During the year ended December 31, 2024, the Compensation Committee met four times.

Nominating and Corporate Governance Committee

Mr. Johnson is the chair and Dr. Rowinsky and Dr. Tollefson are the other members of the Nominating and Corporate Governance Committee. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the rules and regulations of Nasdaq.

The primary responsibilities of the Nominating and Corporate Governance Committee include: (a) identifying individuals qualified to become members of our Board, (b) recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees, (c) reviewing and making recommendations to our Board with respect to our Board’s leadership structure, (d) reviewing and making recommendations to our Board with respect to management succession planning, (e) developing and recommending to our Board corporate governance principles, (f) reviewing and making recommendations to our Board with respect to environmental, social, and governance oversight matters and (g) performing an annual self-evaluation of its own performance.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Verastem and the composition of the Board of Directors. Additionally, neither the Nominating and Corporate Governance Committee nor the Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees; however, the Committee has stated a commitment to ensuring diversity of perspective on the Board of Directors, and will actively consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board of Directors at that time, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. Candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates.

During the year ended December 31, 2024, the Nominating and Corporate Governance Committee met two times.

Research and Development Committee

Dr. Rowinsky is the chair and Dr. Kauffman and Dr. Bunn are the other members of the Research and Development Committee.

The primary responsibilities of the Research and Development Committee include: (a) assist management and the Board in general oversight of its research and development program goals and objectives, (b) provide advice on key medical and regulatory documents, (c) assist management and the Board in its oversight of the Company’s major acquisitions and business development activities, (d) serve as a resource regarding the scientific and technological aspects of product safety matters, (e) assist management and the Board in recruitment and retention of scientific talent with special focus on physician scientists, (f) assist management and the Board on the scientific, technical, and medical aspects of transactions that require Board approval, (g) identify and assess significant new and emerging trends and developments in research and development and science and their potential impact to the Company and (h) performing an annual self-evaluation of its own performance.

During the year ended December 31, 2024, the Research and Development Committee met seven times.

Commercialization Committee

Mr. Stuglik is the chair and Mr. Kapur and Dr. Tollefson are the other members of the Commercialization Committee.

The primary responsibilities of the Commercialization Committee include: (a) providing strategic, directional and operational guidance to the Company regarding its commercial, market access and medical affairs launch strategies, plans and programs, (b) evaluating the alignment of the Company’s commercial medical and market access launch programs and progress with the Company’s strategic goals and objectives, (c) being available as a resource for management of the Company to consult with regarding all commercialization matters as reasonably requested, (d) advising the Board regarding strategic commercial decisions that also require Board approvals.

During the year ended December 31, 2024, the Commercialization Committee met five times.

Board of Directors Leadership Structure

Dr. Kauffman, an independent member of our Board of Directors, has served as the Lead Director of our Board of Directors since June 2016. The independent members of the Board of Directors periodically review the Board’s leadership structure and have determined that Verastem and our stockholders are well served with the current structure.

The Board of Directors provides oversight of our management and affairs. Dr. Kauffman, as the Lead Director, presides over the meetings of the independent directors and also serves as the chair of the Compensation Committee and as a member of the Audit and Research and Development Committees. Dr. Kauffman’s leadership encourages open discussion and deliberation, with a thoughtful evaluation of risk, to support the Board’s decision-making. Dr. Kauffman’s leadership also encourages communication among the directors, and between management and the Board of Directors, to facilitate productive working relationships.

The Board of Director’s Role in Risk Oversight

The Board of Directors plays an important role in risk oversight through direct decision-making authority with respect to significant matters as well as through the oversight of management by the Board of Directors and its committees. Our Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right tone at the highest level of the organization by overseeing our risk profile and assisting management in addressing specific risks (e.g., strategic and competitive risks, financial risks, brand and reputation risks, legal and compliance risks, regulatory risks, operational risks and cybersecurity risks).

In particular, the Board of Directors administers its risk oversight function through (a) the review and discussion of regular periodic reports by the Board of Directors and its committees on topics relating to the risks that we face, (b) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions, (c) the direct oversight of specific areas of our business and related risks by the Audit, Compensation, Nominating and Corporate Governance, Research and Development and Commercialization Committees, as described below, (d) the review of the Company’s policies and practices with respect to risk assessment and risk management, and (e) regular periodic reports from our independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting.

Our Board of Directors retains ultimate responsibility for risk oversight while the Chief Executive Officer and other members of our senior leadership team are responsible for the day-to-day management of risk. Our Board of Directors and each of its committees meet regularly with management to ensure that management is exercising its responsibility to identify relevant risks and is adequately assessing, monitoring and taking appropriate action to mitigate risk. In the event a committee receives a report from members of management on areas of material risk to the Company, the Chair of the relevant committee reports on the discussion to the full Board of Directors at the next Board of Directors meeting. This enables our Board of Directors and its committees to coordinate their oversight of risk and identify risk interrelationships.

The Audit Committee is responsible for reviewing and discussing with management and the independent registered public accounting firm, our system of internal controls, our critical accounting practices, and policies relating to risk assessment and management, including oversight of the Company’s cybersecurity risk management program. As part of this process, the Audit Committee discusses our major financial risk exposures and steps that management has taken to monitor and control such exposure. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters. In addition, the Audit Committee oversees the status of the compliance program (policies, training, monitoring and audit of the Company) to ensure adherence to the applicable legal and regulatory standards and to the Code of Business Conduct and Ethics where there may be a material impact on the organization. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation policies, plans and arrangements and the extent to which those policies or practices may increase or decrease risk for the Company. The Nominating and Corporate Governance Committee oversees risks related to corporate governance matters and manages risks associated with the independence of our Board, potential conflicts of interest, and the effectiveness of the Board. The Research and Development Committee oversees risks concerning the research, development and technology aspects of the Company’s business.

Because of the role of the Board of Directors and its committees in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

NON-EMPLOYEE DIRECTOR COMPENSATION

Under our non-employee director compensation policy, each non-employee director received an annual base retainer of $45,000 in fiscal year 2024. In addition, our non-employee directors were entitled to receive the following cash compensation for Board and committee service in fiscal year 2024, as applicable:

Board and Committee Positions	Fees
Lead Director	$25,000
Audit Committee Chairperson	$20,000
Audit Committee Member	$10,000
Compensation Committee Chairperson	$15,000
Compensation Committee Member	$7,000
Nominating and Corporate Governance Committee Chairperson	$10,000
Nominating and Corporate Governance Committee Member	$5,000
Research and Development Committee Chairperson	$20,000
Research and Development Committee Member	$10,000
Commercialization Committee Chairperson	$20,000
Commercialization Committee Member	$10,000

All amounts are paid in quarterly installments.

In addition, our non-employee directors receive an annual equity award as compensation for their service on the Board of Directors. Each non-employee director who was serving on the Board of Directors as of the prior year’s annual meeting of the Company’s stockholders receives an annual award of an option to purchase shares of our common stock and, commencing in 2024, restricted stock units, each of which vests on a monthly basis over a one-year period, generally subject to the director’s continued service on the Board of Directors through the applicable vesting date (collectively, the “Annual Grant”). In 2024, the Annual Grant consisted of an option to purchase 12,500 shares of our common stock and 8,333 restricted stock units. Pursuant to our non-employee director compensation policy, newly appointed directors receive an initial grant of options to purchase shares of our common stock, with the number of shares determined by a periodic compensation review, and, commencing in 2024, a restricted stock unit award, if determined appropriate by a periodic compensation review (collectively, an “Initial Grant”). The Initial Grant will be granted both as an initial inducement to join the Board of Directors and as compensation in respect of the director’s service during his or her partial first year of service. The Initial Grant generally vests in twelve (12) equal installments on each quarterly anniversary of the director’s start date such that the Initial Grant is fully vested after three years from the start date, generally subject to the director’s continued service on the Board of Directors through the applicable vesting date. There were no newly appointed non-employee directors in 2024.

As further described below under “Named Executive Officer Compensation – 2024 Equity-Based Compensation – Option Exchange, ” on January 17, 2024, our stockholders approved a one-time stock option exchange program (the “Option Exchange Program”), under which certain employees, including executive officers, and non-employee directors of the Company were given the opportunity to exchange certain underwater options to purchase shares of the Company’s common stock for new options to purchase shares of the Company’s common stock. While non-employee directors were eligible to participate in the Option Exchange Program, their eligibility extended only to stock options received as a result of their service as a member of the Board of Directors.

Dr. Bunn, Mr. Johnson, Dr. Kauffman, Ms. Robertson, Dr. Rowinsky, and Mr. Stuglik were eligible to participate in the Option Exchange Program and elected to exchange options to purchase 6,113 shares, 8,549 shares, 16,078 shares, 5,291 shares, 12,572 shares, and 11,865 shares of the Company’s common stock, respectively, for new options.

Following his retirement as our Chief Executive Officer in 2023, Mr. Stuglik entered into a consulting agreement with the Company pursuant to which he has agreed to provide consulting services to us in respect of his transition as Chief Executive Officer, investor relationships and corporate issue resolution at our request, in exchange for a consulting fee of $400 per hour.

In January 2024, the Company entered into a consulting agreement with Dr. Rowinsky pursuant to which he agreed to provide consulting services to us for a consulting fee of $7,000 per month. It is expected that January 2025 was Dr. Rowinsky’s last month of service under the consulting agreement.

Mr. Paterson, our President and Chief Executive Officer, does not receive compensation for his service as a director. Mr. Paterson’s compensation is described under the heading “Named Executive Officer Compensation” below.

2024 Director Compensation

The following table summarizes the compensation paid to or earned by our directors during the year ended December 31, 2024:

	Fees Earned or Paid	Stock Awards	Option Awards	All Other Compensation
Name	in Cash ($)	($) (1) (3)	($) (2) (3)	($) (4)	Total ($)
Paul Bunn, M.D.	55,000	27,249	49,859	—	132,108
Robert Gagnon	45,000	27,249	32,926	—	105,175
John Johnson	62,000	27,249	52,099	—	141,348
Anil Kapur	72,000	27,249	32,926	—	132,175
Michael Kauffman, M.D., Ph.D.	105,000	27,249	104,087	—	236,336
Michelle Robertson	65,000	27,249	45,042	—	137,291
Eric Rowinsky, M.D.	70,000	27,249	74,375	84,000	255,624
Brian Stuglik	65,000	27,249	74,557	6,000	172,806
Karin Tollefson, PharmD	60,000	27,249	32,926	—	120,175

(1)	The amounts shown in this column represent the dollar amount of the aggregate grant date fair value of time-based restricted stock unit awards granted during 2024 determined in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 (“FASB ASC Topic 718”). The aggregate grant date fair value of the restricted stock units was determined by multiplying the closing price of our common stock on the date of grant by the number of restricted stock units.
(2)	Amounts shown represent (i) the aggregate grant date fair value of stock option awards granted to the director in 2024 and calculated in accordance with FASB ASC Topic 718 and (ii) the incremental fair value of the exchange options granted to Dr. Bunn, Mr. Johnson, Dr. Kauffman, Ms. Robertson, Dr. Rowinsky, and Mr. Stuglik in connection with the Option Exchange Program, completed in March 2024, in exchange for the eligible options held by such directors as of such date, as computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the value of stock option awards, see Note 8 to our financial statements and the discussion under Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates—Stock-Based Compensation,” of our 2024 Annual Report on Form 10-K.
(3)	Each non-employee director received an option to purchase 12,500 shares of our common stock and 8,333 restricted stock units in 2024. As of December 31, 2024, the aggregate number of equity awards held by each non-employee director was as follows: Dr. Bunn, 29,029 stock options and 3,473 unvested restricted stock units; Mr. Gagnon 151,804 stock options and 6,565 unvested restricted stock units; Mr. Johnson, 31,465 stock options and 3,473 unvested restricted stock units; Mr. Kapur, 31,306 stock options and 3,473 unvested restricted stock units; Dr. Kauffman, 38,944 stock options and 3,473 unvested restricted stock units; Ms. Robertson, 28,207 stock options and 3,473 unvested restricted stock units; Dr. Rowinsky, 35,488 stock options and 3,473 unvested restricted stock units; Mr. Stuglik, 379,752 stock options and 11,032 unvested restricted stock units, and Dr. Tollefson, 28,124 stock options and 3,473 unvested restricted stock units.
(4)	Amounts shown represent fees paid to Dr. Rowinsky and Mr. Stuglik in respect of their consulting services for fiscal year 2024.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Verastem audited financial statements for the year ended December 31, 2024, and has discussed these statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Verastem management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Ernst & Young LLP is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young LLP all communications required under the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Ernst & Young LLP with the Audit Committee.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required under the PCAOB, which requires that independent registered public accounting firms annually disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young LLP its independence from Verastem.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Verastem Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC.

Respectfully submitted by the Audit Committee,

Michelle Robertson, Chair

Anil Kapur

Michael Kauffman

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

Ernst & Young LLP has served as our independent registered public accounting firm since 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and they will be available to respond to appropriate questions.

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Ernst & Young LLP, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed and accrued for the fiscal years ended December 31, 2024 and 2023 for each of the following categories of services are as follows:

Fee Category	2024 ($)	2023 ($)
Audit Fees	837,000	917,600
Audit-Related Fees	—	—
Tax Fees	109,225	51,500
All Other Fees	—	—
Total Fees	946,225	969,100

Audit Fees. Consist of fees billed and accrued for professional services rendered for the audit of our annual financial statements, the review of interim financial statements and services provided in connection with our registration statements.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees. Consist of fees billed for tax compliance, tax advice and tax planning and includes fees for tax return preparation.

All Other Fees. Consist of fees billed for products and services, other than those described above under Audit Fees, Audit-Related Fees and Tax Fees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 2 ON YOUR PROXY CARD)

PROPOSAL NO. 3—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The compensation-related disclosure elsewhere in this proxy statement describes the structure and amounts of the compensation of our named executive officers for fiscal year 2024. The Compensation Committee and the Board of Directors believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.

As required by Section 14A of the Exchange Act, the Board of Directors is asking our stockholders to cast a non-binding advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K including the compensation tables and narrative discussion, is hereby APPROVED.

Our Board of Directors is asking that our stockholders support this proposal, commonly referred to as the “say-on-pay” vote. Although this advisory vote is non-binding, we value the views of our stockholders and the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(PROPOSAL NO. 3 ON YOUR PROXY CARD)

NAMED EXECUTIVE OFFICER COMPENSATION

This section provides an overview of the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for our fiscal year ended December 31, 2024. Our named executive officers are:

●	Daniel Paterson, our President and Chief Executive Officer; and
●	Daniel Calkins, our Chief Financial Officer.

Summary Compensation Table

The following table provides information regarding the total compensation earned by our named executive officers for fiscal years 2024 and 2023.

					Non-Equity
					Incentive
			Stock	Option	Plan	All Other
Name and			Awards	Awards	Compensation	Compensation
Principal Position	Year	Salary($)	($)(1)(3)	($)(2)(3)	($)(4)	($)(5)	Total ($)
Daniel Paterson	2024	648,000	981,000	527,877	356,000	23,890	2,536,767
President and Chief Executive Officer	2023	544,800	1,044,000	1,685,267	330,000	22,790	3,626,857
Daniel Calkins	2024	325,000	254,079	15,241	124,000	22,690	741,010
Chief Financial Officer	2023	257,529	—	220,731	126,000	18,304	622,564

(1)	The amounts shown in this column represent the dollar amount of the aggregate grant date fair value of time-based and performance-based restricted stock unit awards granted during the year determined in accordance with FASB ASC Topic 718. The aggregate grant date fair value of time-based and performance-based restricted stock units was determined by multiplying the closing price of our common stock on the date of grant by the number of restricted stock units (in the case of performance-based restricted stock units, assuming all applicable milestones are achieved).
(2)	The amounts shown in this column for 2024 represent the incremental fair value of the exchange options granted to the named executive officers in connection with the Option Exchange Program completed in March 2024, in exchange for the eligible options held by such named executive officers as of such date, as computed in accordance with FASB ASC Topic 718. See further discussion at “Option Exchange Program” below. The amounts shown in this column for 2023 represents the aggregate grant date fair value of option awards granted during 2023 computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the value of option awards, see Note 8 to our financial statements and the discussion under Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation,” of our 2024 Annual Report on Form 10-K.
(3)	The amounts shown in these columns include option and restricted stock unit awards granted in the first quarter of 2023 in respect of service for 2022 and restricted stock unit awards granted in the second quarter of 2024 in respect of service for 2023. Due to the insufficient available shares under the 2021 Equity Incentive Plan, we did not grant equity awards to our executive officers in respect of service for 2023 until the Amended and Restated 2021 Equity Incentive Plan was approved by our shareholders in the second quarter of 2024.
(4)	The amounts shown for non-equity incentive plan compensation represent annual bonus amounts earned for the fiscal years ended December 31, 2024 and 2023. All bonus amounts earned for 2024 were paid in 2025. All bonus amounts earned for 2023 were paid in 2024.
(5)	The amounts shown represent: for Mr. Paterson, 401(k) plan employer contributions ($20,700 for 2024 and $19,800 for 2023), health savings account (“HSA”) contributions and life insurance premiums paid by the Company; and for Mr. Calkins, 401(k) plan employer contributions ($19,500 for 2024 and $15,452 for 2023), HSA contributions and life insurance premiums paid by the Company. HSA contributions and payment of life insurance premiums are broad-based benefits provided to all of our salaried employees on the same basis and do not discriminate in favor of the executive officers and are included here consistent with prior disclosure.

Company Performance Highlights

Through the course of Mr. Paterson’s role as our President since June 20, 2019, and now Mr. Paterson’s role as our President and Chief Executive Officer since August 1, 2023, we have transformed the Company through our strategic shift with the sale of COPIKTRA in 2020 to focus on advancing our rapidly accelerated fibrosarcoma/ mitogen-activated protein kinase kinase, and focal adhesion kinase development programs. Key highlights include:

●	In January 2025, we exercised our early option to license VS-7375, a potential best-in-class oral and selective Kirsten rat sarcoma viral oncogene homolog (“KRAS”) G12D (ON/OFF) inhibitor, from GenFleet Therapeutics (Shanghai), Inc. (“GenFleet”) and expect to initiate a Phase 1/2a study in the middle of 2025.
●	In January 2025, we entered into a new credit facility with Oberland Capital Management LLC for up to $150.0 million along with an equity investment of $7.5 million.
●	In January 2025, we announced a strategic collaboration with IQVIA Inc. to leverage IQVIA’s world-class infrastructure and established commercialization solutions to complement our launch strategy.
●	On December 30, 2024, the U.S. Food and Drug Administration (“FDA”) accepted the Company’s New Drug Application (“NDA”) under the accelerated approval pathway and granted Priority Review for avutometinib, in combination with defactinib, in adult patients with recurrent KRAS mutant LGSOC.
●	In December 2023, we initiated the international confirmatory Phase 3 RAMP 301 trial evaluating the avutometinib and defactinib combination versus standard of care chemotherapy or hormonal therapy for the treatment of recurrent low grade serous ovarian cancer (“LGSOC”) to support potential full approval of avutometinib and defactinib for treatment of patients with KRAS mutant (“KRAS mt”) recurrent LGSOC. RAMP 301 also has the potential to support an expanded indication regardless of KRAS mutation status. RAMP 301 is a global study with enrollment open in the United States, Australia, Canada, Europe United Kingdom, and Korea. Enrollment is on track, and we are targeting full enrollment by the end of 2025.
●	In October 2024 we announced the primary analysis of the RAMP 201 trial, with a data cutoff of June 30, 2024, showed a confirmed overall response rate (“ORR”) by blinded independent central review of 31% (34/109; 95% CI: 23-41) in all evaluable patients with measurable disease with approximately 12 months of follow up. Among patients with KRAS mt LGSOC, the confirmed ORR was 44% (25/57; 95% CI: 31-58) and for patients with KRAS wild-type (“KRAS wt”) LGSOC the confirmed ORR was 17% (9/52; 95% CI: 8-30). The median duration of response was 31.1 months (95% CI: 14.8-31.1) in all evaluable patients, with 31.1 months (95% CI: 14.8-31.1) in the KRAS mt population and 9.2 months (95% CI: 5.5-NEi) in the KRAS wt population. The median progression-free survival was 12.9 months (95% CI: 10.9-20.2) in all evaluable patients, with 22 months (95% CI: 11.1-36.6) in the KRAS mt population and 12.8 months (95% CI: 7.4-18.4) in the KRAS wt population. The updated data continue to demonstrate avutometinib in combination with defactinib is generally well-tolerated, with a 10% discontinuation rate due to adverse events (AEs) and no new safety signals were identified.
●	In July 2024, we received orphan drug designation from the FDA for avutometinib in compliance with defactinib for the treatment of pancreatic cancer.
●	In July 2024, we raised gross proceeds of approximately $55.0 million in a public offering of 13,333,334 shares of our common stock and accompanying warrants to purchase 13,333,334 shares of our common stock and pre-funded warrants to purchase up to an aggregate of 5,000,000 shares of our common stock and accompanying warrants to purchase 5,000,000 shares of our common stock.
●	In March 2024, we received orphan drug designation from the FDA for avutometinib alone or in combination with defactinib for treatment of all patients with recurrent LGSOC.
●	In January 2024, we received Fast Track designation from the FDA for avutometinib, in combination with Amgen Inc.’s G12C inhibitor, LUMAKRAS™ (sotorasib), for the treatment of patients with KRAS G12C-mutant metastatic non-small cell lung cancer who have received at least one prior systemic therapy and have not been previously treated with a KRAS G12C inhibitor.
●	In May 2022, we received the first “Therapeutic Accelerator Award” from the Pancreatic Cancer Network for up to $3.8 million. The grant is supporting a Phase 1b/2 clinical trial of avutometinib in combination with defactinib entitled RAMP 205 investigating the safety, tolerability and efficacy of GEMZAR® (gemcitabine) and ABRAXANE® (Nab-paclitaxel) in combination with avutometinib and defactinib in patients with previously untreated metastatic adenocarcinoma of the pancreas. In May 2024, we announced initial interim safety and efficacy results from the ongoing RAMP 205 trial achieved a confirmed ORR of 83% (5/6) and were presented at the American Society of Clinical Oncology (“ASCO”) 2024 Annual Meeting.
●	In August 2023, we entered into a collaboration and option agreement with GenFleet to advance three oncology discovery programs targeting rat sarcoma (“RAS”) pathway-driven cancers. We have the option to obtain the exclusive rights to obtain a license to each of the compounds after successful completion of pre-determined milestones in Phase 1 trials, which we believe will contribute to our ability to become a leader in the treatment of RAS pathway-driven cancers.

Competitive Market Data

Market practices are one of the considerations taken into account when determining the compensation of our executive officers. The Compensation Committee used peer group compensation data provided by Pearl Meyer, its independent compensation consultant, as a reference point in setting pay levels for executive officers for fiscal year 2024. These peers were chosen primarily based on selection criteria, as defined by the Compensation Committee. In the selection process, the Compensation Committee sought to develop a group that reflected Verastem’s then-current and projected near-term state by assembling a list of companies (i) in clinical stage development, (ii) with market capitalizations between $50 million and $1 billion, (iii) with between 20 and 200 employees as of the last fiscal year end and (iv) with less than $200 million of annual operating expenses. During the peer selection process, preference was given to Massachusetts-based companies, companies pursuing oncology indication or rare diseases, and companies in Phase II or Phase III of clinical development. The Compensation Committee determined that our peer group to be used for 2024 compensation comparisons and decisions would be as follows:

Acrivon Therapeutics, Inc.	Kura Oncology, Inc.
Actinium Pharmaceuticals, Inc.	Leap Therapeutics, Inc.
Aura Biosciences, Inc.	Lian Bio
Cardiff Oncology, Inc.	MEI Pharma, Inc.
Celcuity Inc.	Olema Pharmaceuticals, Inc.
Cogent Biosciences, Inc.	Scholar Rock Holding Corporation
Compass Therapeutics, Inc.	Syros Pharmaceuticals, Inc.
Cullinan Oncology, Inc.	Terns Pharmaceuticals, Inc.
iTeos Therapeutics, Inc.

2024 Base Salary and Bonus

The employment agreement with each named executive officer, described below, established an initial base salary for such officer, which is subject to discretionary increase. None of our executive officers is entitled to a guaranteed salary increase. Each of our named executive officers is paid a base salary reflecting his skill set, experience, performance, role and responsibilities. The base salaries are provided to attract, retain, and reward talented executives needed to drive our business. In 2024, the Compensation Committee and the Board of Directors, in the case of Mr. Paterson, approved increases to each named executive officer’s base salary based on the factors described immediately above and after a review of peer group data which indicated the base salaries for such named executive officers were below the median for our peer group in 2023. The following table sets forth the annual base salaries for each of our named executive officers as of the end of each respective year:

	2023 Base	2024 Base
Name	Salary	Salary	Increase ($)	Increase (%)
Daniel Paterson	$600,000	$648,000	$48,000	8%
Daniel Calkins	$300,000	$325,000	$25,000	8%

As described below, each named executive officer has a target annual bonus opportunity based on his base salary earned with respect to the applicable year, as set forth in his employment agreement. Our executives are provided a cash bonus incentive to promote and reward the achievement of short-term objectives that directly correlate to the enhancement of long-term stockholder value. Mr. Paterson’s 2024 target annual bonus as a percentage of his base salary was 55%. Mr. Calkins’ 2024 target annual bonus as a percentage of his salary was 35%. Annual bonuses for 2024 for our named executive officers were based on the achievement of Company performance metrics established by the Compensation Committee, as well as individual performance. For 2024, the Compensation Committee set Company performance metrics, which included:

(1) clinical development goals for our registration directed clinical trials,

(2) certain business development goals,

(3) certain investor and employee retention goals, and

(4) certain commercial and medical affairs goals

The bonus payout amount for Mr. Paterson was calculated and approved by the Board of Directors. The bonus payout amount for Mr. Calkins was calculated and approved by the Compensation Committee. The bonus payout amounts for Mr. Paterson and Mr. Calkins for 2024 were based on the achievement of our 2024 corporate goals as well as an assessment of each named executive officer’s individual performance with respect to the achievement of our 2024 corporate performance goals:

	Target
Name	Bonus	Bonus Payout
Daniel Paterson	$356,400	$356,000
Daniel Calkins	$113,750	$124,000

2024 Equity-Based Compensation

Our use of equity awards is intended to align our named executive officers’ interests with the interests of our stockholders by providing an incentive to increase long-term stockholder value. Furthermore, we believe that in the biopharmaceutical industry, equity awards are a primary motivator to attract and retain executives. We determine the size and frequency of awards based on numerous factors, including the executive’s skills and experience, the executive’s responsibilities, internal comparability, and competitive market data. Additionally, we believe that our use of long-term incentive awards is a key mechanism to reward successful performance by our named executive officers.

Annual Grants

We typically grant annual equity awards to our executive officers in the fourth quarter of each calendar year or the first quarter of the following year. Due to the insufficient available shares under the 2021 Plan we did not grant awards to our executive officers for their 2023 service until the second quarter of 2024 when the Amended and Restated 2021 Equity Incentive Plan was approved by our shareholders. On June 18, 2024, the Company granted each named executive officer a time-based restricted stock unit award (150,000 restricted stock units for Mr. Paterson and 38,850 restricted stock units for Mr. Calkins) and a performance-based restricted stock unit award (150,000 restricted stock units for Mr. Paterson and 38,850 restricted stock units for Mr. Calkins), in each case, in respect of 2023 service. The time-based restricted stock unit awards vest as to 33.3% of the restricted stock units on each of the first three anniversaries of the grant date such that the award is fully vested on June 18, 2027, generally subject to the named executive officer’s continuing service with the Company through the applicable vesting date. The performance-based restricted stock unit awards vest if the Company obtains approval by the FDA of an NDA for the Company’s combination therapy of avutometinib and defactinib for the treatment of low-grade serous ovarian cancer, as determined by the Board of Directors or the Compensation Committee, subject to continuing service with the Company through the vesting date.

Option Exchange Program

At a special meeting of stockholders held on January 17, 2024, our stockholders approved a one-time Option Exchange Program, under which certain employees, including executive officers of the Company, were given the opportunity to exchange certain underwater options for new options to purchase shares of the Company’s common stock.

Under the Option Exchange Program, employees, including executive officers of the Company who were employed or engaged by the Company as of February 8, 2024, could elect to exchange eligible outstanding stock options for the same number of new stock options. Outstanding stock options eligible for the Option Exchange Program were stock options that had an exercise price equal to or greater than $15.00 per share and vested based on continued service with us or based on the achievement of performance milestones (other than stock price hurdles). While non-employee directors were eligible to participate in the Option Exchange Program, their eligibility extended only to stock options received as a result of their service as a member of the Board of Directors.

Messrs. Paterson and Calkins were eligible to participate in the Option Exchange Program and elected to exchange options to purchase 167,980 shares, and 6,588 shares, respectively, of the Company’s common stock, for new options, which were granted on March 11, 2024. In order to enhance the retentive value of stock options granted under the Option Exchange Program, none of the new stock options issued were vested on the grant date. New stock options issued in exchange for exercisable stock options will vest in two equal annual installments over a two-year period from the grant date, generally subject to the participant’s continued employment or service with us through the applicable vesting date. New stock options issued in exchange for unvested time-based options will vest as to 25% of the shares underlying the option beginning one year following the grant date, with the remaining shares vesting in equal quarterly installments over the next three years, generally subject to the participant’s continued employment or service with us through the applicable vesting date.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by each of our named executive officers that were outstanding as of December 31, 2024.

			Equity incentive							Equity incentive		Equity Incentive
			plan awards:							Plan Awards:		Plan Awards:
	Number of	Number of	number of						Market	Number		Market Value of
	Securities	Securities	securities				Number of		value	of		Unearned Shares
	Underlying	Underlying	underlying	Option			shares of		of shares of	Unearned Shares		of stock
	Unexercised	unexercised	unexercised	Exercise		Option	stock that		stock that	of stock		That Have
	Options	options	unearned	Price		expiration	have not		have not	That Have		not
Name	exercisable (#)	unexercisable (#)	options (#)	($/share)		date	vested (#)		vested ($) (1)	Not Vested (#)		Vested ($) (1)
Daniel Paterson	12,499	—	—	$14.40	(2)	1/8/2027	—		—	—		—
	—	—	6,250	$42.12	(3)	1/3/2029	—		—	—		—
	—	—	—	—		—	3,779	(4)	$19,537	—		—
	51,961	88,112	—	$7.97	(5)	1/27/2033	—		—	—		—
	31,250	68,750	—	$10.44	(6)	8/2/2033	—		—	—		—
	—	—	—	—		—	—		—	50,000	(7)	$258,500
	—	—	—	—		—	34,375	(8)	$177,719	—		—
	—	144,137	—	$11.44	(9)	3/11/2034	—		—	—		—
	—	23,843	—	$11.44	(10)	3/11/2034	—		—	—		—
	—	—	—	—		—	150,000	(11)	$775,500	—		—
	—	—	—	—		—	—		—	150,000	(12)	$775,500
Daniel Calkins	—	—	—	—		—	14	(13)	$72	—		—
	—	—	—	—		—	311	(14)	$1,608	—		—
	—	—	—	—		—	1,274	(15)	$6,587	—		—
	2,462	1,913	—	$10.50	(16)	10/3/2032	—		—	—		—
	6,019	7,731	—	$7.97	(5)	1/27/2033	—		—	—		—
	6,250	18,750	—	$6.89	(17)	10/24/2033	—		—	—		—
	—	5,413	—	$11.44	(9)	3/11/2034	—		—	—		—
	—	1,175	—	$11.44	(10)	3/11/2034	—		—	—		—
	—	—	—	—		—	38,850	(11)	$200,855	—		—
	—	—	—	—		—	—		—	38,850	(12)	$200,855

(1)	This amount was calculated by multiplying the number of restricted stock units subject to the award by the closing price of our common stock on December 31, 2024 ($5.17), the last trading day of fiscal year 2024.
(2)	This option was granted on January 8, 2017. The option vested as to 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until the fourth anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(3)	This option was granted on January 3, 2019. The option vests as to: (a) 40% of the shares underlying the option upon the date on which the closing price per share of the common stock is at least $120.00 on at least twenty (20) (whether or not consecutive) of the preceding thirty (30) trading days, (b) 40% of the shares underlying the option upon the date on which the closing price per share of the common stock is at least $180.00 on at least twenty (20) (whether or not consecutive) of the preceding thirty (30) trading days, and (c) 20% of the shares underlying the option upon the date on which the closing price per share of the common stock is at least $240.00 on at least twenty (20) (whether or not consecutive) of the preceding thirty (30) trading days, in each case, generally subject to continued employment through the applicable vesting date.
(4)	This restricted stock unit award was granted on December 15, 2021. The restricted stock unit award vested as to 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, vests as to

6.25% of the shares underlying the award at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(5)	This option was granted on January 27, 2023. The option vested as to 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date, until the fourth anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(6)	This option was granted on August 2, 2023. The option vested as to 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date, until the fourth anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(7)	This performance-based restricted stock unit award was granted on August 2, 2023. The performance-based restricted stock unit award vests as to 50% of the shares underlying the award upon the acceptance by the FDA of an NDA for a product which contains avutometinib in combination with defactinib, and as to 50% of the shares underlying the award upon the approval of such NDA, in each case as determined by the Board of Directors or the Compensation Committee, generally subject to continued employment through the applicable vesting date. 50% of this award vested on January 10, 2025 upon the Board of Directors determining the performance criteria of acceptance by the FDA of an NDA for a product which contains avutometinib in combination with the defactinib had occurred.
(8)	This restricted stock unit award was granted on August 2, 2023. The restricted stock unit award vested as 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date, through the fourth anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(9)	This option was granted on March 11, 2024 as part of the Option Exchange Program. The option vested as to 50% of the shares underlying the award on March 11, 2025 and will vest as to the remaining 50% of the shares underlying the award on March 11, 2026, generally subject to continued employment through the vesting date.
(10)	This option was granted on March 11, 2024 as part of the Option Exchange Program. The option vested as to 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until the fourth anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(11)	This restricted stock unit award was granted on June 18, 2024. The restricted stock unit award vests as to 33.3% of the restricted stock units on each of the first three anniversaries of June 18, 2024 such that the award is fully vested on the third anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(12)	This performance-based restricted stock unit award was granted on June 18, 2024. The performance-based restricted stock unit award vests as to 100% of the shares underlying the award if the Company obtains the approval by the FDA of an NDA for the Company’s combination therapy of avutometinib and defactinib for the treatment of low-grade serous ovarian cancer, as determined by the Board of Directors or the Compensation Committee, generally subject to continued employment through the applicable vesting date.
(13)	This restricted stock unit award was granted on January 4, 2021. The restricted stock unit award vested as to 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until the fourth anniversary of the grant date.
(14)	This restricted stock unit award was granted on December 23, 2021. The restricted stock unit award vested as to 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until the fourth anniversary of the grant date, generally subject to continued employment through the applicable vesting date.

(15)	This restricted stock unit award was granted on October 3, 2022. The restricted stock unit award vested as to 25% of the shares underlying the award on September 19, 2023 and, thereafter, vests as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until September 19, 2026, generally subject to continued employment through the applicable vesting date
(16)	This option was granted on October 3, 2022. The option vested as to 25% of the shares underlying the option on September 19, 2023 and, thereafter, vests as to 6.25% of the shares underlying the option at the end of each successive three-month period after such date until September 19, 2026, generally subject to continued employment through the applicable vesting date.
(17)	This option was granted on October 24, 2023. The option vested as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date, generally subject to continued employment through the applicable vesting date.

Agreements with Named Executive Officers

We have entered into an employment agreement with each of our named executive officers. Each of the employment agreements provides that employment will continue for an indefinite period until either the Company or the employee provides written notice of termination in accordance with the terms of the agreement. The terms “cause”, “good reason” and “change of control” referred to below are defined in each named executive officer’s employment agreement.

Daniel Paterson

In connection with his appointment to Chief Executive Officer, effective as of August 1, 2023, Mr. Paterson entered into an employment agreement with the Company that supersedes his prior employment agreement. Pursuant to his new employment agreement, Mr. Paterson is entitled to an initial base salary (which has subsequently been increased, as described above) and is eligible for a target annual bonus of 55% of his annual base salary, with the actual amount of any bonus paid to be determined by the Board of Directors or the Compensation Committee.

Subject to Mr. Paterson’s execution of an effective release of claims, if Mr. Paterson’s employment is terminated by the Company without cause or by Mr. Paterson for good reason, he will be entitled to receive the following severance benefits: (1) twelve (12) months of base salary continuation, (2) if Mr. Paterson exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, a monthly cash amount equal to the full premium cost of that participation for twelve (12) months (or, if earlier, until the time when Mr. Paterson becomes eligible to enroll in the health or dental plan of a new employer), (3) a pro-rata portion of his target annual bonus amount for the year in which the termination occurs, calculated based on the number of days Mr. Paterson was employed by us in such year, (4) accelerated vesting of the portion of any outstanding stock options, restricted stock, and restricted stock units held by Mr. Paterson that, by their terms, vest only based on the passage of time and that would have vested during the twelve (12)-month period following the termination of his employment and (5) any bonus which has been awarded, but not yet paid on the date of termination.

If Mr. Paterson’s employment is terminated by the Company without cause or by Mr. Paterson for good reason, in either case within ninety (90) days prior to or within eighteen (18) months following, a change of control, subject to Mr. Paterson’s execution and non-revocation of an effective release of claims, he will instead be entitled to receive the following severance benefits: (1) a lump sum amount equal to eighteen (18) months of his base salary, (2) if Mr. Paterson exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, a monthly cash amount equal to the full premium cost of that participation for eighteen (18) months (or, if earlier, until the time when Mr. Paterson becomes eligible to enroll in the health or dental plan of a new employer), (3) a pro-rata portion of his target annual bonus amount for the year in which the termination occurs, calculated based on the number of days Mr. Paterson was employed by us in such year, (4) accelerated vesting of all outstanding stock options, restricted stock and restricted stock units held by Mr. Paterson that, by their terms, vest only based on the passage of time and (5) any bonus which has been awarded, but not yet paid on the date of termination. In addition, upon a change of control, any then-unvested stock options, restricted stock and restricted stock units which were outstanding as of August 1, 2023, the effective date of the employment agreement, and which, by their terms, vest based on the achievement of specified performance criteria will vest to the extent they are not assumed or continued by the acquirer in such change of control

Daniel Calkins

In connection with his with his appointment to Chief Financial Officer, effective as of October 24, 2023, Mr. Calkins entered into an employment agreement with the Company that supersedes his prior employment agreement. Pursuant to his new employment agreement, Mr. Calkins is entitled to an initial base salary (which has subsequently been increased, as described above) and is eligible for a target annual bonus of 35% of his annual base salary, with the actual amount of any bonus paid to be determined by the Board of Directors or the Compensation Committee.

Subject to Mr. Calkins’ execution of an effective release of claims, if Mr. Calkins’ employment is terminated by the Company without cause or by Mr. Calkins for good reason, he will be entitled to receive the following severance benefits: (1) nine (9) months of base salary continuation, (2) if Mr. Calkins exercises his right to continue participation in the Company’s health and dental plans under the federal law known as COBRA, a monthly cash amount equal to the full premium cost of that participation for nine (9) months (or, if earlier, until the time when Mr. Calkins becomes eligible to enroll in the health or dental plan of a new employer), and (3) any bonus which has been awarded, but not yet paid, on the date of termination.

If Mr. Calkins’ employment is terminated by the Company without cause or by Mr. Calkins for good reason, in either case within ninety (90) days prior to or within eighteen (18) months following, a change of control, subject to Mr. Calkins’ execution and non-revocation of an effective release of claims, he will instead be entitled to receive the following severance benefits: (1) a lump sum amount equal to twelve (12) months of his base salary, (2) if Mr. Calkins exercises his right to continue participation in the Company’s health and dental plans under the federal law known as COBRA, a monthly cash amount equal to the full premium cost of that participation for twelve (12) months (or, if earlier, until the time when Mr. Calkins becomes eligible to enroll in the health or dental plan of a new employer), (3) a pro-rata portion of his target annual bonus amount for the year in which the termination occurs, calculated based on the number of days Mr. Calkins was employed by the Company in such year, (4) accelerated vesting of all outstanding stock options, restricted stock and restricted stock units held by Mr. Calkins that, by their terms, vest only based on the passage of time, and (5) any bonus which has been awarded, but not yet paid on the date of termination. In addition, upon a change of control, any then unvested stock options, restricted stock and restricted stock units which were outstanding as of October 24, 2023, the effective date of the employment agreement, and which, by their terms, vest based on the achievement of specified performance criteria will vest to the extent they are not assumed or continued by the acquirer in such change of control.

Employee Benefit Plans

We currently provide broad-based health and welfare benefits that are available to all of our employees, including our named executive officers, including medical, dental, vision, life and disability insurance. We maintain a defined contribution retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Internal Revenue Code of 1986. Employee contributions may be made on a pre-tax basis or after-tax (Roth) basis. The 401(k) plan provides for employer matching contributions equal to 100% of employee deferral contributions up to a deferral rate of 6% of eligible compensation. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.

No “Gross-Ups” in Existing Agreements

We do not now, and expect not to in the future, provide tax “gross-ups” for compensation, perquisites or other benefits provided to our executive officers in their agreements with us.

Prohibition on Hedging and/or Pledging our Common Stock

We prohibit our employees, including our executive officers, consultants and directors from engaging in short sales of Company securities; purchasing or selling puts, calls or other derivative securities based on our securities; and entering into hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

Insider Trading Policy

We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of our securities by our directors, officers and employees, and other covered persons. The insider trading policy also applies to transactions by the Company in its securities. We believe that the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of Nasdaq. The foregoing summary of the insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the insider trading policy, which is included as Exhibit 19.1 in our Annual Report on Form 10-K, filed with the SEC on March 20, 2025.

Policy on Clawback and Recovery of Compensation

Effective in October 2023, we adopted a clawback policy (the “Clawback Policy”) aligned with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, including our named executive officers. Under the Clawback Policy, if there is a restatement of our financial results, certain incentive-based compensation paid or awarded to covered employees will be subject to cancellation and/or repayment if the amount of such compensation was calculated based upon the achievement of financial results that were the subject of the restatement and the amount of such compensation that would have been received by the covered employees had the financial results been properly reported would have been lower than the amount actually awarded.

Payments on Termination of Employment or Change of Control

Each of our named executive officers is a party to an employment agreement with us that provides for certain payments and benefits in connection with a qualifying termination of his employment, including in the context of a change of control, as described in “Agreements with Named Executive Officers” above.

In addition, other than in respect of certain performance-based awards, in the event of a change of control, any portion of an equity award held by an employee (including an award held by any named executive officer) that is outstanding and unvested immediately prior to the change of control will become fully vested and, if applicable, exercisable, immediately prior to such change of control.

Policies and Practices Related to the Timing of Equity Grants

We generally grant annual equity-based awards to our executive officers in the fourth quarter of each calendar year, or the first quarter of the following year, although the exact timing may change from year to year. The Compensation Committee or the Board of Directors may also grant equity awards, including stock options, at different times of the year to new hires and in connection with promotions or other job changes. Neither the Compensation Committee nor the Board of Directors grants equity awards in anticipation of the release of material non-public information and we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

The following table contains information required by Item 402(x)(2) of Regulation S-K about stock options granted to our named executive officers in 2024 during the period beginning four business days before and ending one business day after the filing of the Company’s Annual Report on Form 10-K. The below options were granted in connection with the Option Exchange Program.

					Percentage change in the closing market price
					of the securities underlying the award between
		Number of	Exercise	Grant Date	the trading day ending immediately prior to the
		Securities	Price of the	Fair Value	disclosure of material nonpublic information and
		Underlying	Award	of the Award	the trading day beginning immediately following
Name	Grant Date	the Award	($/Share)	($) (1)	the disclosure of material nonpublic information.
Daniel Paterson	3/11/2024	23,843	$11.44	$213,973	2.4%
Daniel Paterson	3/11/2024	144,137	$11.44	$1,281,072	2.4%
Daniel Calkins	3/11/2024	1,175	$11.44	$10,545	2.4%
Daniel Calkins	3/11/2024	5,413	$11.44	$48,110	2.4%

(1)	Amounts reported in this column reflect the full grant date fair value of the exchange options granted to the named executive officers in connection with the Option Exchange Program completed in March 2024, in exchange for the eligible options held by such named executive officers as of such date, as computed in accordance with FASB ASC Topic 718. The amounts reported in this column differ from those reported in the Summary Compensation Table above because the Summary Compensation Table includes only the incremental fair value of the exchange options, as determined in accordance with FASB ASC Topic 718, pursuant to Item 402(c) of Regulation S-K.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2024. As of December 31, 2024, we had four equity compensation plans, the Amended and Restated 2021 Plan, the Amended and Restated 2012 Incentive Plan (“2012 Plan”), an inducement award program, and the Company’s Employee Stock Purchase Plan (the “ESPP”). Each of the Amended and Restated 2021 Plan, the 2012 Plan and the ESPP was approved by our stockholders.

Number of
Securities
Remaining
	Number of		Available for
	Securities to	Weighted-	Future
	be Issued	Average	Issuance
	Upon	Exercise	Under Equity
	Exercise of	Price of	Compensation
	Outstanding	Outstanding	Plans
	Options,	Options,	(Excluding
	Warrants,	Warrants,	Securities in
	and Rights	and Rights	Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)(2)	3,067,780	$11.03	2,910,150
Equity compensation plans not approved by security holders(1)(3)	421,490	$13.41	380,255
Total(1)	3,489,270	$11.43	3,290,405

(1)	Reflects outstanding equity awards and weighted-average exercise price of outstanding options to purchase shares of our common stock as of December 31, 2024.
(2)	Includes information regarding the Amended and Restated 2021 Plan, the 2012 Plan, and the ESPP.
(3)	Includes equity awards granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company. The terms of the equity awards are consistent with equity awards granted under the Company’s Amended and Restated 2021 Plan. The number of shares remaining available for future issuance reflects shares reserved by the Board of Directors for future issuance to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company.

Pay versus Performance

As required by applicable SEC regulations, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company.

							Value of
					Average		Initial Fixed
	Summary		Summary		Summary		$100
	Compensation		Compensation		Compensation		Investment
	Table Total		Table Total		Table Total	Average	Based On
	for Principal	Compensation	for Principal	Compensation	for Non-PEO	Compensation	Total
	Executive	Actually Paid	Executive	Actually Paid	Named	Actually Paid	Shareholder	Net Income/
	Officer (“PEO”)(1)	to PEO(2)	Officer (“PEO”)(1)	to PEO(2)	Executive	to Non-PEO	Return	(Loss) (in
Year	Daniel Paterson	Daniel Paterson	Brian Stuglik	Brian Stuglik	Officers (“NEOs”)(3)	NEOs(4)	(“TSR”)(5)	thousands)(6)
2024	$2,536,767	$2,378,603	$—	$—	$741,010	$791,883	$21.02	$(130,637)
2023	$3,626,857	$3,244,577	$2,021,126	$2,202,015	$622,564	$659,974	$33.09	$(87,367)
2022	$—	$—	$1,030,023	$(1,333,885)	$487,592	$(382,338)	$19.63	$(73,812)

(1)	The dollar amounts reported in these columns are the amounts of total compensation reported for Mr. Paterson for 2024 and 2023, and Mr. Stuglik for 2023 and 2022, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the “Summary Compensation Table” for additional details for Mr. Paterson’s compensation.
(2)	The dollar amounts reported in these columns represent the amount of “compensation actually paid” to Mr. Paterson in 2024 and 2023, and Mr. Stuglik for 2023 and 2022, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the applicable PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Paterson’s total compensation for 2024 and 2023, and Mr. Stuglik’s total compensation for 2023 and 2022, to determine the compensation actually paid:

	Reported
	Summary	Reported
	Compensation	Value of	Equity Award	Compensation
	Table Total	Equity	Adjustments(b)	Actually Paid
Year and PEO	for PEO	Awards (a)	(c)	to PEO ($)
2024	$2,536,767	$(1,508,877)	$1,350,713	$2,378,603
2023 - Daniel Paterson	$3,626,857	$(2,729,267)	$2,346,987	$3,244,577
2023 - Brian Stuglik	$2,021,126	$(1,126,484)	$1,307,373	$2,202,015
2022	$1,030,023	$—	$(2,363,908)	$(1,333,885)

a)	The reported value of equity awards represents the total of the amounts reported in the “Option Awards” and “Stock Awards” columns in the “Summary Compensation Table” for the applicable year. No equity awards were granted to Mr. Stuglik in 2022.
b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date and; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year). The amounts deducted or added in calculating the equity award adjustments are as follows:

		Fair Value	Year over
		(as of	Year Change		Year over
	Year End	Prior Year End)	in Fair Value	Fair Value	Year Change
	Fair Value of	of	of	as of Vesting	in Fair Value
	Outstanding	Previously Granted	Outstanding	Date of	of Equity
	and Unvested	Equity Awards	and Unvested	Equity	Awards
	Equity	That Failed to	Equity	Awards	Granted in
	Awards	Meet Vesting	Awards	Granted and	Prior Years	Total Equity
	Granted in	Conditions	Granted in	Vested in the	that Vested	Award
	the Year	in the Year	Prior Years	Year	in the Year	Adjustments
Year and PEO	($)	($)	($)	($)	($)	($)
2024	$2,116,117	$(110,429)	$(633,861)	$—	$(21,114)	$1,350,713
2023 - Daniel Paterson	$2,210,626	$—	$100,998	$—	$35,363	$2,346,987
2023 - Brian Stuglik	$1,076,779	$—	$185,465	$—	$45,129	$1,307,373
2022	$—	$—	$(1,644,906)	$—	$(719,002)	$(2,363,908)

c)	For the equity values included in “Equity Award Adjustments”, the valuation assumptions used to calculate fair values of stock options were materially different from those disclosed at the time of the grant of the stock options. For 2024 and 2023, we estimated the fair value of stock options at each applicable vesting date and the year-end date utilizing a binomial lattice model. Key inputs included the contractual terms of each agreement such as vesting date, maturity date, and exercise price, while additional key inputs included the closing stock price, volatility, dividend rates, risk free rates, and an early-exercise factor which were all determined as of the revaluation date. The assumptions used in determining fair value of the stock options that vested during 2022, or that were outstanding as of December 31, 2022, as applicable, are as follows:

Options Vested During Year or Outstanding on December 31 of:
2022
Risk-free interest rate	0.97% - 4.24%
Volatility	87% - 97%
Dividend yield	—
Expected term (years)	3.0-5.0

(3)	The dollar amounts reported in this column represent the average of the amounts reported for our non-PEO named executive officers as a group for each corresponding year in the “Total” column of the Summary Compensation Table. The names of each of the named executive officers included for purposes of calculating the average amounts in each applicable year are as follows: 2024: Mr. Calkins, 2023: Mr. Calkins and 2022: Mr. Paterson, Mr. Gagnon and Mr. Calkins.
(4)	The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the non-PEO named executive officers as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO named executive officers as a group for each year to determine the compensation actually paid, using the same methodology and valuation assumptions described above in Note (2):

	Reported
	Summary
	Compensation	Reported		Compensation
	Table Total	Value of	Equity	Actually Paid
	for Non-PEO	Equity	Award	to Non-PEO
Year	NEOs	Awards	Adjustments	NEOs ($)
2024	$741,010	$(269,320)	$320,193	$791,883
2023	$622,564	$(220,731)	$258,141	$659,974
2022	$487,592	$(21,627)	$(848,303)	$(382,338)

a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

		Fair Value	Year over
		(as of	Year Change		Year over
	Year End	Prior Year End)	in Fair Value	Fair Value	Year Change
	Fair Value of	of	of	as of Vesting	in Fair Value
	Outstanding	Previously Granted	Outstanding	Date of	of Equity
	and Unvested	Equity Awards	and Unvested	Equity	Awards
	Equity	That Failed to	Equity	Awards	Granted in
	Awards	Meet Vesting	Awards	Granted and	Prior Years
	Granted in	Conditions	Granted in	Vested in the	that Vested	Total Equity Award
	the Year	in the Year	Prior Years	Year	in the Year	Adjustments
Year	($)	($)	($)	($)	($)	($)
2024	$423,896	$(5,497)	$(76,382)	$—	$(21,824)	$320,193
2023	$234,163	$—	$20,794	$—	$3,184	$258,141
2022	$4,168	$—	$(624,042)	$—	$(228,429)	$(848,303)

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our Company’s share price at the end and the beginning of the measurement period by our Company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2024, 2023 or 2022.
(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid,” as computed in accordance with Item 402(v) of Regulation S-K, for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

We do not utilize TSR or net loss in our executive compensation program. However, we do utilize several other performance measures to align executive compensation with our performance. As described in more detail above in the section “Company Performance Highlights” and “2024 Base Salary and Bonus”, our named executive officers are eligible to receive compensation that consists in part of annual performance-based cash bonuses that are designed to (i) provide appropriate incentives to our executives to achieve defined annual corporate goals and (ii) reward our executives for individual achievement towards these goals. Additionally, we view equity awards, which are an integral part of our executive compensation program, as reflective of Company performance because, despite not being directly tied to TSR, they provide value if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These equity awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

With respect to net income (loss), because we are not a commercial-stage company, we did not have any revenue during the periods presented, other than revenue associated with our sale of COPIKTRA to Secura Bio, Inc. Consequently, our Company has not historically looked to net income (loss) as a performance measure for our executive compensation program.

The following graph illustrates the relationship during 2024, 2023 and 2022 of the “compensation actually paid” for our PEO and other non-PEO named executive officers to our TSR, as calculated pursuant to SEC rules:

The following graph illustrates the relationship during 2024, 2023 and 2022 of the “compensation actually paid” for our PEO and other non-PEO named executive officers to our net income (loss), as calculated pursuant to SEC rules:

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 25, 2025 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group.

Shares of common stock subject to options, restricted stock units or other rights to purchase which are now exercisable or are exercisable within 60 days after March 25, 2025 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of March 25, 2025, there were 51,489,998 shares of common stock outstanding.

		Percentage of
		shares
	Number of shares	beneficially
Name and address of beneficial owner	beneficially owned	owned
5% stockholders:
Entities associated with Nantahala Capital Management LLC (1) 130 Main St. 2nd Floor New Canaan, CT 06840	5,143,850	9.99%
Entities associated with BVF Partners L.P. (2) 44 Montgomery Street, 40th Floor San Francisco, CA 94104	5,143,850	9.99%
Entities associated with Orbimed Advisors LLC (3) 601 Lexington Avenue, 54th Floor New York, NY 10022	4,195,781	7.9%
Entities associated with Barclays Bank PLC (4) 1 Churchill Place London E14 5HP	3,949,801	7.7%
Entities associated with Balyasny Asset Management L.P. (5) 444 West Lake Street, 50th Floor Chicago, IL 60606	3,945,927	7.7%
Entities associated with Soleus Capital Group, LLC (6) 104 Field Point Road, 2nd Floor Greenwich, CT 06830	3,350,692	6.4%
Entities associated with AIGH Capital Management LLC (7) 6006 Berkeley Avenue Baltimore, MD 21209	2,717,827	5.3%

Directors and Executive Officers
Brian M. Stuglik, R. Ph (8)	355,130	*
Daniel Paterson (9)	282,695	*
Robert Gagnon (10)	170,461	*
Michael Kauffman, M.D., Ph.D. (11)	38,097	*
Anil Kapur (12)	36,166	*
Eric Rowinsky, M.D. (13)	35,796	*
John Johnson (14)	33,785	*
Paul Bunn, M.D.(15)	32,568	*
Michelle Robertson (16)	32,157	*
Karin Tollefson, PharmD (17)	31,248	*
Daniel Calkins (18)	30,217	*

All executive officers and directors as a group (11 persons) (19)	1,078,320	2.1%

*Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Information is based on the Schedule 13F filed with the SEC on February 14, 2025, by Nantahala Capital Management, LLC (“Nantahala”) and information made available to us. Nantahala and its related entities beneficially hold (i) 3,752,583 shares of common stock, and 3,333,333 warrants to purchase shares of common stock. The warrants are subject to terms that limit conversion, if, after such conversion,, Nantahala and its affiliates would beneficially own more than 9.99% of the number of shares of common stock then issued and outstanding. As a result of the limitation in the previous sentence, for purposes of the table above, only 1,391,267 shares of common stock issuable upon the exercise of the warrants beneficially owned by Nantahala and its related entities are reflected.
(2)	Information is based on Schedule 13G/A filed on February 14, 2025 by Biotechnology Value Fund L.P. (“BVF”) and information made available to us. BVF and its related entities beneficially hold (i) 833,333 shares of common stock potentially issuable upon the conversion of the Company’s Series A convertible preferred stock, par value $0.0001 per share (“Series A Convertible Preferred Stock”), (ii). 2,500,000 pre-funded warrants to purchase 2,500,000 shares of common stock, and (iii) 2,500,000 warrants to purchase up to 2,500,000 shares of common stock. Each of the Series A Convertible Preferred Stock, pre-funded warrants, and warrants are subject to terms that limit conversion, if, after such conversion,, BVF and its affiliates would beneficially own more than 9.99% of the number of shares of common stock then issued and outstanding. As a result of the limitation in the previous sentence, for purposes of the table above, only 1,810,517 shares of common stock issuable upon the exercise of the warrants beneficially owned by BVF and its related entities are reflected.
(3)	Information is based on Schedule 13F filed with the SEC on February 14, 2025 by Orbimed Advisors LLC (“Orbimed”) and information made available to us. Orbimed and its affiliates hold (i) 2,862,448 shares of common stock and (ii) 1,333,333 warrants to purchase 1,333,333 shares of common stock.
(4)	Information is based on Schedule 13G/A filed with the SEC on March 21, 2025 by Barclays PLC (“Barclays”). According to the Schedule 13G, as of December 31, 2024 Barclays had sole voting and dispositive power with respect to 3,949,801 shares of common stock.
(5)	Information is based on Schedule 13G filed with the SEC on February 14, 2025 by Balyasny Asset Management L.P. (“Balyasny”). According to the Schedule 13G, as of December 31, 2024 Balyasny and its affiliates had sole voting and dispositive power with respect to 3,945,927 shares of common stock.
(6)	Information is based on Schedule 13G/A filed with the SEC on February 14, 2025 by Soleus Private Entity GP III, LLC Soleus Private Equity Fund III, L.P., Soleus PE GP III, LLC, Soleus Capital Master Fund, L.P., Soleus Capital, LLC, Soleus Capital Group, LLC, Soleus Capital Management, L.P., Soleus GP, LLC, and Guy Levy, (collectively referred to as “Soleus”) and information made available to us. Soleus and its affiliates hold 3,350,692 shares of common stock.
(7)	Information is based on Schedule 13G filed with the SEC on January 21, 2025 by AIGH Capital Management, LLC, AIGH Investment Partners, L.L.C. and Mr. Orin Hirschman, who is the Managing Member of AIGH Capital Management, LLC and president of AIGH LLC (collectively referred to as “AIGH”). According to the Schedule 13G, as of December 31, 2024 AIGH and its affiliates had sole voting and dispositive power with respect to 2,717,827 shares of common stock.
(8)	Consists of 86,834 shares of common stock held by Mr. Stuglik, 266,907 shares of common stock issuable upon the exercise of stock options within 60 days of March 25, 2025 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 25, 2025.
(9)	Consists of 16,094 shares of common stock held by The Paterson 1996 Living Trust, 62,395 shares of common stock held by Mr. Paterson, 201,081 shares of common stock issuable upon the exercise of stock options within 60 days of March 25, 2025 and 3,125 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 25, 2025.
(10)	Consists of 29,790 shares of common stock held by Mr. Gagnon, 139,282 shares of common stock issuable upon the exercise of stock options within 60 days of March 25, 2025 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 25, 2025.

(11)	Consists of 6,799 shares of common stock held by Dr. Kauffman, 29,909 shares of common stock issuable upon the exercise of stock options within 60 days of March 25, 2025 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 25, 2025.
(12)	Consists of 6,249 shares of common stock held by Mr. Kapur, 28,528 shares of common stock issuable upon the exercise of stock options within 60 days of March 25, 2025 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 25, 2025.
(13)	Consists of 6,249 shares of common stock held by Dr. Rowinsky, 28,158 shares of common stock issuable upon the exercise of stock options within 60 days of March 25, 2025 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 25, 2025.
(14)	Consists of 6,249 shares of common stock held by Mr. Johnson, 26,147 shares of common stock issuable upon the exercise of stock options within 60 days of March 25, 2025 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 25, 2025.
(15)	Consists of 6,249 shares of common stock held by Dr. Bunn, 24,930 shares of common stock issuable upon the exercise of stock options within 60 days of March 25, 2025 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 25, 2025.
(16)	Consists of 6,249 shares of common stock held by Ms. Robertson 24,519 shares of common stock issuable upon the exercise of stock options within 60 days of March 25, 2025 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 25, 2025.
(17)	Consists of 6,249 shares of common stock held by Dr. Tollefson, 23,610 shares of common stock issuable upon the exercise of stock options within 60 days of March 25, 2025 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 25, 2025.
(18)	Consists of 7,373 shares of common stock held by Mr. Calkins, and 22,844 shares of common stock issuable upon the exercise of stock options within 60 days of March 25, 2025.
(19)	Includes 815,915 shares of common stock issuable upon exercise of stock options within 60 days of March 25, 2025 and 15,626 shares of common stock issuable upon vesting of restricted stock units within 60 days of March 25, 2025.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of reports filed pursuant to Section 16(a), or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2024, all executive officers, directors and greater than 10% stockholders timely complied with all applicable filing requirements of Section 16(a), with the exception of one late form 4 filing for each of Robert Gagnon, Brian Stuglik and Dan Paterson to report the sale of shares to satisfy the payment of withholding tax liability incurred upon restricted stock unit vestings.

GENERAL MATTERS

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the “Investors—Corporate Governance” section of our website, which is located at https://investor.verastem.com. In addition, we intend to post on our website all disclosures that are required by law, the rules of the SEC or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics.

A copy of the Corporate Governance Guidelines may also be accessed free of charge by visiting the website at https://investor.verastem.com and going to the “Investors—Corporate Governance” section or by requesting a copy from the Chief Financial Officer of the Company at our Needham, Massachusetts office.

Availability of Certain Documents

A copy of our 2024 Annual Report on Form 10-K has been posted on the internet along with this proxy statement. We will mail without charge, upon written request, a copy of our 2024 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Vice President, Corporate Communications and Investor Relations at:

Verastem, Inc.

117 Kendrick Street, Suite 500

Needham, MA 02494

Attention: Vice President, Corporate Communications and Investor Relations

Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the proxy statement was delivered. You may make a written or oral request by sending a written notification to Daniel Calkins, Chief Financial Officer at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of the proxy statement. Multiple stockholders sharing an address who have received one copy of the proxy statement and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the proxy statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by Daniel Calkins, Chief Financial Officer at our principal executive offices no later than the close of business on December 9, 2025.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Chief Financial Officer at Verastem, Inc., 117 Kendrick Street, Suite 500, Needham, MA 02494. To be timely for the 2026 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 20 days before or 60 days after such anniversary date, we must receive the notice not more than 120 days before such meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting and the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. Assuming the date of our 2025 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2026 annual meeting must notify us no earlier than January 22, 2026 and no later than February 21, 2026. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2025 annual meeting.

In addition to satisfying the requirements under the bylaws described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026. However, if the date of the 2026 annual meeting is more than 30 days before or after the anniversary of the date of the Annual Meeting, then such notice must be delivered by the later of (x) the 10th day following the day we first publicly announce the date of the 2026 annual meeting and (y) the date which is 60 days prior to the date of the 2026 annual meeting.

Communications with the Board of Directors

A stockholder may send general communications to our Board of Directors, any committee of our Board of Directors or any individual director by directing such communication to the Chief Financial Officer, Verastem, Inc., 117 Kendrick Street, Suite 500, Needham, Massachusetts 02494. All communications will be shared with the Lead Director, who will provide copies or summaries of such communications to the other directors as he considers appropriate.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

/s/ Daniel W. Paterson
Daniel W. Paterson

President and Chief Executive Officer April 8, 2025

VERASTEM, INC. 117 KENDRICK STREET, SUITE 500 NEEDHAM, MA 02494

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ______________________________
	Nominees:	◻	◻	◻
1a. Michael Kauffman
1b. Eric Rowinsky
1c. John Johnson

The Board of Directors recommends you vote FOR proposals:							For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.						◻	◻	◻

3.	To approve an advisory vote on the compensation of the named executive officers.						◻	◻	◻

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at https://materials.proxyvote.com/92337C

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VERASTEM, INC. Annual Meeting of Stockholders May 22, 2025 9:00 AM Eastern Time This proxy is solicited by the Board of Directors

Verastem, Inc., 117 Kendrick Street, Suite 500, Needham, MA 02494

Proxy Solicited by Board of Directors for Annual Meeting-Thursday May 22, 2025 at 9:00 a.m. Eastern Time

Daniel Paterson and Daniel Calkins, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers, which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Verastem, Inc. to be held on Thursday May 22, 2025 at 9:00 a.m. Eastern Time or at any postponement or adjournment thereof.

Shares represented by this proxy if properly executed will be voted as directed herein by the stockholder. If no such directions are indicated, the proxies named above will have authority to vote FOR the nominees, FOR Proposal No. 2 “Ratify the Selection of Independent Registered Public Accounting Firm,” and FOR Proposal No. 3 “Approve an Advisory Vote on the Compensation of the Named Executive Officers.”

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side